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                             CERTIFICATE OF TRUST OF
                               TITAN CAPITAL TRUST


         THIS Certificate of Trust of Titan Capital Trust (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C.
Section 3801 ET SEQ.) (the "Act").

         1. NAME. The name of the business trust formed hereby is Titan Capital Trust.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is WILMINGTON TRUST COMPANY, RODNEY SQUARE NORTH, 1100 NORTH MARKET STREET, WILMINGTON, DELAWARE 19890-0001, ATTENTION:
CORPORATE TRUST ADMINISTRATION.

         3. EFFECTIVE DATE. This Certificate of Trust will be effective upon filing.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                  WILMINGTON TRUST COMPANY, as Delaware Trustee


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:

                                  WILMINGTON TRUST COMPANY, as Property Trustee


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:


                                  ----------------------------------
                                  Deanna Hom Petersen, as Administrative Trustee


                                  ----------------------------------
                                  Ray Guillaume, as Administrative Trustee